This instrument prepared by:

CLAYTON E. PARKER, ESQ.
201 S. Biscayne Blvd.
Suite 2000
Miami, Florida 33131

BILL OF SALE

KNOW ALL MEN THESE PRESENTS, that **NURSES PRN, LLC**, a Florida limited liability company, party of the first part, for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid to it by **NURSES PRN ACQUISITION CORP.**, a Nevada corporation, party of the second part, has granted, bargained, sold, transferred and delivered by these presents does grant, bargain, sell, transfer, and deliver unto the said party of the second part, its heirs, executors, administrators and assigns, the following goods and chattels:

The Purchased Assets, as that term is defined in that certain Asset Purchase Agreement between the parties hereto, Medical Staffing Solutions, Inc., Aftab Adamjee, Robert Murphy and Linda Romano, dated the date hereof (the "Purchase Agreement").

TO HAVE AND TO HOLD the same unto the said party of the second part, its heirs, executors, administrators and assigns forever.

AND it does for it and its heirs, executors and administrators, covenant to and with the said party of the second part, its heirs, executors, administrators and assigns, that it is the lawful owner of the said goods and chattels; that they are free from all encumbrances except as disclosed in the Purchase Agreement; that it has good right to sell the same aforesaid, and that, subject to the provisions of the Purchase Agreement, it will warrant and defend the sale of the said property, goods and chattels hereby made, unto the said party of the second part, its successors and assigns the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, the parties hereto have executed this bill of sale on June 16, 2005.

Signed and delivered in the presence of:

____
Witness

____
Witness

NURSES PRN, LLC
a Florida limited liability company

By: ______________________
Name: Robert Murhpy
Title: President

NURSES PRN ACQUISITION CORP.

____
a Nevada corporation

By: ______________________
Name: Dr. Brajnandan B. Sahay
Title: President